Exhibit 10.2

SIXTH AMENDMENT TO LOAN AGREEMENT (BROKER-DEALER VRDN FACILITY)

THIS SIXTH AMENDMENT TO LOAN AGREEMENT (BROKER-DEALER VRDN FACILITY) (this “Amendment”) made and entered into as of April 30, 2012, by and between: PIPER JAFFRAY & CO., a Delaware corporation (“Borrower”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (“Lender”); has reference to the following facts and circumstances (the “Preambles”):

A. Borrower and Lender entered into the Loan Agreement (Broker-Dealer VRDN Facility) dated as of September 30, 2008 (as amended, the “Agreement”; all capitalized terms used and not otherwise defined in this Amendment shall have the respective meanings ascribed to them in the Agreement as amended by this Amendment).

B. The Agreement was amended previously, as described in the Amendment to Loan Agreement (Broker-Dealer VRDN Facility) dated as of November 3, 2008, the Second Amendment to Loan Agreement (Broker-Dealer VRDN Facility) dated as of September 25, 2009, the Third Amendment to Loan Agreement (Broker-Dealer VRDN Facility) dated as of September 30, 2010, the Fourth Amendment to Loan Agreement (Broker-Dealer VRDN Facility) dated as of December 29, 2010, and the Fifth Amendment to Loan Agreement (Broker-Dealer VRDN Facility) dated as of December 30, 2011; and Borrower and Lender desire to further amend the Agreement in the manner hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

1. Preambles. The Preambles are true and correct, and, with the defined terms set forth herein, are incorporated herein by this reference.

2. Amendment to Agreement. Section 10 of the Agreement is deleted and replaced with the following:

10. Minimum Regulatory Capital. Borrower shall at all times have Regulatory Capital of at least $130,000,000 and shall have fifteen (15) days from the date of receipt of any FOCUS Report which indicates that there is a violation of this covenant to cure such violation; provided however no cure period shall exist if any such violation is the direct result of a decrease in total ownership equity (as reflected in Part II, line 30 of any such FOCUS Report); and provided further, that Borrower shall not be required to maintain said minimum Regulatory Capital requirement on any day if and to the extent Borrower’s securities underwriting commitments cause Borrower to have Regulatory Capital of less than said minimum Regulatory Capital requirement on or as of such day, so long as the total number of such days when Regulatory Capital is less than said minimum Regulatory Capital requirement does not exceed twenty (20) cumulative days in any single fiscal year of Borrower.

3. References. All references in the Note, the Collateral Pledge Agreement, and the other Credit Documents to “the Loan Agreement (Broker-Dealer VRDN Facility)”, and any other references of similar import shall henceforth mean the Agreement as amended by this Amendment.

4. Full Force and Effect. Except to the extent specifically amended by this Amendment, all of the terms, provisions, conditions, covenants, representations and warranties contained in the Agreement shall be and remain in full force and effect and the same are hereby ratified and confirmed.

5. Continuing Security. The Agreement, as hereby amended, and the Note, are, and shall continue to be, secured by the Collateral Pledge Agreement.

6. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns, except that Borrower may not assign, transfer or delegate any of its rights or obligations under the Agreement as amended by this Amendment.

7. Representations and Warranties. Borrower hereby represents and warrants to Lender that:

(a) the execution, delivery and performance by Borrower of this Amendment are within the corporate powers of Borrower, have been duly authorized by all necessary corporate action and require no action by or in respect of, consent of or filing or recording with, any governmental or regulatory body, instrumentality, authority, agency or official or any other person or entity;

(b) the execution, delivery and performance by Borrower of this Amendment do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under or result in any violation of, the terms of the Certificate or Articles of Incorporation or By-Laws of Borrower, any applicable law, rule, regulation, order, writ, judgment or decree of any court or governmental or regulatory body, instrumentality authority, agency or official or any agreement, document or instrument to which Borrower is a party or by which Borrower or any of its property or assets is bound or to which Borrower or any of its property is subject;

(c) this Amendment has been duly executed and delivered by Borrower and constitutes the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(d) all of the representations and warranties made by Borrower in the Agreement, the Note, the Collateral Agreement, and the other Credit Documents are true and correct in all material respects on and as of the date of this Amendment as if made on and as of the date of this Amendment; and

(e) as of the date of this Amendment, Borrower is in compliance with all provisions of the Agreement, the Note, the Collateral Agreement, and the other Credit Documents.

8. Inconsistency. In the event of any inconsistency or conflict between this Amendment and the Agreement, the terms, provisions and conditions contained in this Amendment shall govern and control.

9. Conditions. Notwithstanding any provision contained in this Amendment to the contrary, this Amendment shall not be effective unless and until Lender shall have received:

(a) this Amendment, duly executed by Borrower;

(b) a Certificate of Secretary (with Resolutions), certified by the Secretary of Borrower;

(c) a certificate of good standing for Borrower issued by the Delaware Secretary of State (or other evidence of good standing acceptable to Lender); and

(d) such other documents and information as reasonably required by Lender.

IN WITNESS WHEREOF, Borrower and Lender have executed this Amendment as of the day and year first above written.

(SIGNATURES ON FOLLOWING PAGE)

SIGNATURE PAGE-

SIXTH AMENDMENT TO LOAN AGREEMENT (BROKER-DEALER VRDN FACILITY)

Borrower:

PIPER JAFFRAY & CO.

By:	/s/ Debbra L. Schoneman
Debbra L. Schoneman, Chief Financial Officer

By:	/s/ Timothy L. Carter
Timothy L. Carter, Treasurer

Lender:

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Katherine K. Miler
Katherine K. Miller, Senior Vice President